UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2021

 ARLO TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-38618	38-4061754
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Faraday Ave.,	Suite #150
Carlsbad,	California		92008
(Address of principal executive offices)			(Zip Code)
(408) 890-3900
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.

Credit Agreement

On October 27, 2021, Arlo Technologies, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Credit Agreement”) with Bank of America, N.A., a national banking association, as lender (the “Lender”).

The Credit Agreement provides for a three-year revolving credit facility (the “Credit Facility”) that matures on October 27, 2024. Borrowings under the Credit Facility are limited to the lesser of (x) $40.0 million, and (y) an amount equal to the borrowing base. The borrowing base will be the sum of (i) 90% of investment grade eligible receivables and (ii) 85% of non-investment grade eligible accounts, less applicable reserves established by the Lender. The Credit Agreement also includes a $5.0 million sublimit for the issuance by the Lender of letters of credit. In addition, the Credit Agreement includes an uncommitted accordion feature that allows the Company to from time to time request that the Lender increase the aggregate revolving loan commitments by up to an additional $25.0 million in the aggregate, subject to the satisfaction of certain conditions, including obtaining the Lender’s agreement to participate in each increase. The proceeds of the borrowings under the Credit Facility may be used for working capital and general corporate purposes.

The obligations of the Company under the Credit Agreement are secured by substantially all of the Company’s domestic working capital assets, including accounts receivable, cash and cash equivalents, inventory, and other assets of the Company to the extent related to such working capital assets.

At the Company’s option, borrowings under the Credit Agreement will bear interest at a floating rate equal to: (i) the Bloomberg Short-Term Bank Yield Index rate plus the applicable rate of 2.0% to 2.5% determined based on the Company’s average daily availability for the prior fiscal quarter, or (ii) the base rate plus the applicable rate of 1.0% to 1.5% based on the Company’s average daily availability for the prior fiscal quarter. Among other fees, the Company is required to pay a monthly unused fee of 0.2% per annum on the amount by which the Lender’s aggregate commitment under the Credit Facility exceeds the average daily revolver usage during such month.

The Credit Agreement contains events of default, representations and warranties, and affirmative and negative covenants customary for credit facilities of this type. The Credit Agreement also contains financial covenants that require the Company to (a) until the Company achieves a fixed charge coverage ratio of at least 1.00 to 1.00 for two consecutive quarters, maintain minimum liquidity of not less than $20.0 million at all times and (b) thereafter, maintain a fixed charge coverage ratio, tested quarterly on a trailing twelve month basis, of at least 1.00 to 1.00 at any time a Financial Covenant Trigger Period (as defined in the Credit Agreement) is in effect.

If an event of default under the Credit Agreement occurs, then the Lender may cease making advances under the Credit Agreement and declare any outstanding obligations under the Credit Agreement to be immediately due and payable. In addition, if the Company files a bankruptcy petition, a bankruptcy petition is filed against the Company and is not dismissed or stayed within thirty days, or the Company makes a general assignment for the benefit of creditors, then any outstanding obligations under the Credit Agreement will automatically and without notice or demand become immediately due and payable.

No amounts had been drawn under the Credit Facility as of October 29, 2021.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit with the Securities and Exchange Commission to the Company’s Annual Report on Form 10-K for the year ending December 31, 2021.

Item 1.02    Termination of a Material Definitive Agreement.

Termination of Credit Agreement

On October 27, 2021, in connection with the closing of the Credit Agreement, the Company caused to be repaid in full all indebtedness, liabilities and other obligations under, and terminated that certain Business Financing Agreement, dated November 5, 2019 (as amended, restated, supplemented or otherwise modified), between the Company and Western Alliance Bank, an Arizona corporation.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements related to the financial capacity available under the Credit Agreement. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated by such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risks that the anticipated financial capacity under the Credit Agreement may not be available when expected, or at all and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 27, 2021 and future filings and reports by the Company. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARLO TECHNOLOGIES, INC.
Registrant

/s/ GORDON MATTINGLY
Gordon Mattingly
Chief Financial Officer

Dated: October 29, 2021